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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement of Caliper Life Sciences, Inc. on Form S-4 of our report dated March 23, 2006 related to the consolidated financial statements and financial statement schedule of Xenogen Corporation and its subsidiary appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
March 31, 2006

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM